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                                                                     Exhibit 3.3


                                                        606ID: 0323970
                                                 Date Filed: 4/11/2000 3:37 PM
                                                      Elaine F. Marshall
                                               North Carolina Secretary of State

                             ARTICLES OF AMENDMENT

Pursuant to (S)55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is: Communications Instruments, Inc.

2.   The text of each amendment adopted is as follows:

          Article FIRST of the Articles of Incorporation shall be amended to read as follows:

          FIRST: The corporate name for the corporation (hereinafter called the "Corporation") is CII Technologies, Inc.

3.   The date of adoption of the amendment was as follows:

     March 31, 2000

4. The amendment was approved by shareholder action, and such shareholder approval was obtained as required by the North Carolina Business Corporation Act and Chapter 55 of the North Carolina General Statutes.

5. These Articles will be effective upon filing with the North Carolina Secretary of State.

     This the 6th day of April, 2000.

                                       Communication Instruments, Inc.

                                       By: /s/ Richard Hegglund
                                           -------------------------------------
                                       Printed Name: Richard Hegglund
                                                     ---------------------------
                                       Title: Vice President and Chief
                                              Financial Officer
                                              ----------------------------------